EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Sr. Manager, Public Relations
(714) 885-3695	(714) 885-3462

EMULEX REPORTS FIRST QUARTER RESULTS

     COSTA MESA, Calif., October 21, 2004 — Emulex Corporation (NYSE:ELX), the market leader in Fibre Channel host bus adapters (HBAs) and a leading supplier of intelligent building blocks for next generation storage networking systems, today announced results for its first fiscal quarter ended September 26, 2004.

First Quarter Highlights

•	Revenues of $73.2 million, compared to guidance of $73-$76 million. This was a 13% decrease from a year ago, reflecting the impact of a previously announced OEM business model transition that is now largely complete.

•	Non-GAAP diluted EPS of $0.11, and GAAP diluted EPS of $0.17, compared to non-GAAP guidance of $0.09-$0.10 and GAAP guidance of $0.08-$0.09

•	Gross margin of 60%

•	Non-GAAP operating margin of 19% and GAAP operating margin of 12%

•	Repurchase of $153 million in face value of Emulex’s 0.25% convertible subordinated notes at a discount. This resulted in a pre-tax gain of $13.1 million which is not included in non-GAAP results.

•	A 21% sequential reduction in inventory levels to $25.0 million and an improvement in turns from 4.1 to 4.7

•	Increase of $51.4 million in cash and investments, net of debt, over fourth quarter levels, to $182 million

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

Financial Results

     First quarter revenues, essentially all of which were comprised of Fibre Channel products, declined 15% sequentially from the fourth fiscal quarter to $73.2 million. This was primarily due to the previously-announced shift from a distribution fulfillment model to a hub inventory model at one of Emulex’s key OEMs. While actual end-user demand for HBA products was unaffected by this transition, the interim financial impact was a reduction in first quarter fiscal 2005 HBA revenue below actual demand levels as distributor stocking inventory of Emulex HBAs was sold. Storage switching solutions, however, grew to more than 15% of first quarter net revenue, expanding nearly 20% sequentially. First quarter non-GAAP net income declined by 53% from the comparable year-ago results to $9.5 million, or $0.11 per diluted share. First quarter GAAP net income, including charges associated with the previous acquisitions and non-recurring benefits associated with the repurchase of notes at a discount and additional recovery in insurance proceeds associated with settlement of shareholder litigation, amounted to $14.3 million, or $0.17 per diluted share. A reconciliation between GAAP and non-GAAP results is included in the accompanying financial data.

     Paul Folino, Emulex Chairman and CEO, stated, “While cross currents in our OEM customer base are impacting our HBA revenue, we made notable strategic progress in the HBA sector during the quarter, capturing yet another tier one OEM design win for our next generation 4 gigabit per second HBA, logging more design wins in the blade server market, strengthening our position in the Linux and Windows sectors, and working closely with Brocade to offer simplified installation and management tools for our combined solution set of fabric switches and HBAs for both the enterprise and SMB markets. In addition, our InSpeed storage switching solutions are continuing to gain momentum in the market as we expanded our installed base to 3 million ports in the first quarter. We added Engenio to our list of announced InSpeed embedded storage switch OEMs, and launched our Entry Level SAN Storage Switch product line with a marquee list of OEMs for this product family, including IBM, NEC and Apple. While we remain in a period of high engineering investment as we pursue broader market opportunities that will fuel future growth, the enthusiastic customer response is reinforcing our commitment to expanding and diversifying our addressable markets.”

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

Business Outlook

     Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is providing guidance for its second fiscal quarter ending December 2004. Beginning in December 2004, earnings per share guidance will be impacted by approximately one cent per share to reflect additional shares outstanding under the assumption that EITF 04-8 will be effective. Emulex is budgeting for second quarter revenue in a range of $81-$85 million and non-GAAP earnings per share of $0.13-$0.15. On a GAAP basis, Emulex expects diluted first quarter EPS of $0.08-$0.10 per share, reflecting approximately $0.05 per share in expected GAAP charges arising primarily from amortization of intangibles and deferred stock-based compensation.

Webcast Information

     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the first fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112— and using the passcode 841082.

About Emulex

     Emulex Corporation is the world leader in Fibre Channel HBAs and delivers a broad range of intelligent building blocks for next generation storage networking systems. Emulex ranked number 16 in the Deloitte 2004 Technology Fast 50 and most recently received recognition as one of Forbes 200 Best Small Companies.

     The world’s leading server and storage providers rely on Emulex HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. The Emulex award-winning product families, including its LightPulse™ HBAs and InSpeed™ embedded storage switching products, are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Ltd., Fujitsu Siemens, Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, Quantum Corp., StorageTek, Sun Microsystems, Unisys and Xyratex.

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

EMULEX We network storage

Note Regarding Non-GAAP Financial Information. The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes subsequent benefits related to an inventory charge, impairment charges, gains or losses on the repurchase of convertible subordinated notes and litigation settlements, as well as charges relating to the amortization of stock-based compensation and in-process research and development charges. The projected non-GAAP financial information also excludes any acquisition-related charges associated with the acquisitions of Giganet, Vixel and the technology assets of Trebia Networks. Management believes that the presentation of Non-GAAP information may provide useful information to investors because Emulex has historically provided this information and understands that some investors consider it useful in evaluating Emulex’s core business. Management also uses this non-GAAP information, along with the GAAP information, in evaluating Emulex’s business for these purposes. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty making it difficult to determine if past experience is a good guide to the future and making it impossible to determine if markets will grow or shrink in the short term. The Company’s results have been significantly impacted by a widespread slowdown in technology investment that has also pressured the storage networking market that is the mainstay of the Company’s business. A continued downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lowest cost product platforms; possible transitions from board level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales; the effect of acquisitions; impairment charges; and changes in tax rates or changes in accounting standards, including changes in the accounting treatment of employee stock options and contingent convertible debt. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filing s with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 26,	September 28,
	2004	2003
Net revenues	$73,225	$84,577
Cost of sales	29,246	28,327

Gross profit	43,979	56,250

Operating expenses:
Engineering and development	20,197	16,344
Selling and marketing	7,424	4,602
General and administrative	(421)	3,657
Impairment of goodwill	1,793	—
Amortization of other intangibles	6,547	1,450

Total operating expenses	35,540	26,053

Operating income	8,439	30,197

Nonoperating income:
Interest income	3,034	2,498
Interest expense	(1,347)	(1,033)
Gain on repurchase of convertible subordinated notes	13,090	4,665
Other income (expense), net	(10)	106

Total nonoperating income	14,767	6,236

Income before income taxes	23,206	36,433
Income tax provision	8,907	13,845

Net income	$14,299	$22,588

Net income per share:
Basic	$0.17	$0.27

Diluted	$0.17	$0.27

Number of shares used in per share computations:
Basic	82,561	82,541

Diluted	83,788	87,472

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its 1.75% convertible subordinated notes was $64 and $640 for the three months ended September 26, 2004, and September 28, 2003, respectively.

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

The reconciliation of the non-GAAP net income with the Company’s net income determined under GAAP is presented in the following table.

EMULEX CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands — unaudited)

	Three Months Ended
	September 26,	September 28,
	2004	2003
GAAP net income, as presented above	$14,299	$22,588

Items excluded from GAAP net income to calculate non-GAAP net income:
Subsequent benefit related to the excess and obsolete inventory charge, excluded from cost of sales (1)	—	(1,808)
Amortization of deferred stock-based compensation associated with the acquisition of Vixel and Giganet, as follows:
Excluded from engineering and development	523	410
Excluded from selling and marketing	239	145
Excluded from general and administrative	485	37
Excluded from cost of sales	38	4
Amortization of intangibles, excluded from operating expenses	6,547	1,450
Impairment of goodwill, excluded from operating expenses(2)	1,793	—
Insurance recovery and $315 of related interest associated with settlement of securities class action and derivative lawsuits, excluded from general and administrative and interest income	(4,714)	—
Net gain on repurchase of convertible subordinated notes excluded from nonoperating income(3)	(13,090)	(4,665)
Income tax effect of above items excluded from the income tax provision	3,369	1,909

Impact on net income	(4,810)	(2,518)

Non-GAAP net income	$9,489	$20,070

(1)	Excess and obsolete inventory charge. Starting in late September 2001, some of Emulex’s major customers made announcements that general economic conditions, exacerbated by the increase in economic uncertainty in the aftermath of the terrorist events of September 11, 2001, were having a negative impact on their financial results. The announcements made, and forecasts received, indicated deteriorating demand for the Company’s one gigabit per second (Gbps) products as these customers were expected to migrate to two Gbps products for future purchases. In order to provide meaningful comparisons of operating results, any subsequent consumption of these previously impaired products is excluded.

(2)	Impairment of goodwill. In connection with the preparation of Vixel Corporation’s tax return in the first quarter of fiscal 2005, the Company revised estimates and discovered errors related to the deferred tax assets of Vixel Corporation (acquired in November 2004). As a result, the Company recorded a $1.8 million impairment of goodwill in the first quarter of fiscal 2005. Had these items been recorded in fiscal 2004, the Company’s net loss would have been $1.8 million higher, or $534.1 million, instead of $532.3 million. The Company does not believe that this $1.8 million impairment of goodwill is material to fiscal 2004 or will be material to fiscal 2005 operations or financial results. Excluding this adjustment, net income for the first quarter of fiscal 2005 would have been $16.1 million.

(3)	Net gain on repurchase of convertible subordinated notes. In the three months ended September 26, 2004, Emulex repurchased $153.0 million in face value of its 0.25% convertible subordinated notes at a discount, resulting in a pre-tax gain of $13.1 million. In the three months ended September 28, 2003, Emulex repurchased $93.9 million in face value of its 1.75% convertible subordinated notes at a discount, resulting in a pre-tax gain of $4.7 million.

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

The non-GAAP financial information presented below is based on the Company’s condensed consolidated financial statements and excludes certain adjustments detailed above. The Company uses this non-GAAP information to evaluate its operating performance. This presentation is not in accordance with, or an alternative for, GAAP and may be different from the non-GAAP presentation used by other companies.

EMULEX CORPORATION AND SUBSIDIARIES
Non-GAAP Condensed Consolidated Statements of Income (4)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 26,	September 28,
	2004	2003
Net revenues	$73,225	$84,577
Cost of sales	29,208	30,131

Gross profit	44,017	54,446

Operating expenses:
Engineering and development	19,674	15,934
Selling and marketing	7,185	4,457
General and administrative	3,493	3,620

Total operating expenses	30,352	24,011

Operating income	13,665	30,435

Nonoperating income:
Interest income	2,719	2,498
Interest expense	(1,347)	(1,033)
Other income (expense), net	(10)	106

Total nonoperating income	1,362	1,571

Income before income taxes	15,027	32,006
Income tax provision	5,538	11,936

Net income	$9,489	$20,070

Net income per share:
Basic	$0.11	$0.24

Diluted	$0.11	$0.24

Number of shares used in per share computations:
Basic	82,561	82,541

Diluted	83,788	87,472

The interest expense adjustment, net of tax, to the Company’s non-GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $64 and $647 for the three months ended September 26, 2004, and September 28, 2003, respectively.

(4)	See the preceding Note Regarding Non-GAAP Financial Information, as well as the Reconciliation of GAAP Net Income to Non-GAAP Net Income.

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 26,	June 27,
	2004	2004
Assets
Current assets:
Cash and cash equivalents	$110,018	$192,137
Restricted cash	—	23
Investments	249,857	220,114
Accounts and other receivables, net	47,816	61,720
Litigation settlements receivable	—	5,101
Inventories, net	25,021	31,835
Prepaid expenses	4,036	3,572
Deferred income taxes	26,066	26,824

Total current assets	462,814	541,326
Property and equipment, net	64,481	64,570
Investments	197,424	243,125
Other intangibles, net	116,120	122,667
Other assets	1,067	1,293

	$841,906	$972,981

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,939	$21,747
Accrued liabilities	20,658	22,839
Income taxes payable	9,822	9,910

Total current liabilities	46,419	54,496
Convertible subordinated notes	375,372	524,845
Deferred income taxes and other	9,706	486

Total liabilities	431,497	579,827

Total stockholders’ equity	410,409	393,154

	$841,906	$972,981

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Emulex Corporation FY ‘05 First Quarter Results
October 21, 2004

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Historical Revenue by Channel and Territory:

	Q1 FY 2005		Q1 FY 2004		% Change
($000s)	Revenue	% Total Revenue	Revenue	% Total Revenue	Year/Year
Revenue from OEM customers	$50,851	70%	$48,010	57%	+6%
Revenue from distribution	22,262	30%	36,527	43%	-39%
Other	112	nm	40	nm	nm

Total net revenues	$73,225	100%	$84,577	100%	-13%

United States	$37,675	52%	$52,975	63%	-29%
Europe	24,253	33%	23,026	27%	+5%
Pacific Rim countries	11,297	15%	8,576	10%	+32%

Total net revenues	$73,225	100%	$84,577	100%	-13%

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
December 26, 2004 (5)
Non-GAAP diluted earnings per share guidance	$0.13-0.15
Items excluded, net of tax, from non-GAAP diluted earning per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	(0.04)
Amortization of deferred stock-based compensation	(0.01)

GAAP diluted earnings per share guidance	$0.08-0.10

(5)	Diluted earnings per share guidance for the three months ended December 26, 2004, includes approximately 8.4 million common stock equivalents associated with our 0.25% contingent convertible debt on the assumption that EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earning per share” will be effective. If EITF 04-8 had been effective for the three months ended September 26, 2004, GAAP diluted earnings per share would have been approximately $0.16 per share and non-GAAP earnings per share would have been approximately $0.11 per share.

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